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                                                                   EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ---------------------------

                                 CITIBANK, N.A.
               (Exact name of trustee as specified in its charter)

                                   13-5266470
                      (I.R.S. employer identification no.)

399 Park Avenue, New York, New York             10043
(Address of principal executive office)         (Zip Code)

                           ---------------------------

NORTEL NETWORKS LIMITED                      NORTEL NETWORKS CAPITAL CORPORATION
               (Exact name of obligor as specified in its charter)

        CANADA                  62-12-62580                DELAWARE                  62-16-29620
(State or other juris-       (I.R.S. employer        (State or other juris-       (I.R.S. employer
diction of incorporation    identification no.)      diction of incorporation    identification no.)
 or organization)                                        or organization)

8200 DIXIE ROAD, SUITE 100                         NORTEL NETWORKS PLAZA
BRAMPTON, ONTARIO,                                 NASHVILLE, TENNESSEE
CANADA   L6T 5P6                                   UNITED STATES  37228-1397
(Address of principal executive offices)


                            -------------------------
            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                       (Title of the indenture securities)




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Item 1. General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                      Address
          ----                                      -------
          Comptroller of the Currency               Washington, D.C.

          Federal Reserve Bank of New York          New York, NY
          33 Liberty Street
          New York, NY

          Federal Deposit Insurance Corporation     Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               None.

Item 16. List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.







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          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1996 - attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                               ------------------

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 15th day of December, 2000.

                                          CITIBANK, N.A.


                                          By /s/ John J. Byrnes
                                            --------------------------
                                            John J. Byrnes
                                            Vice President








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                                                                       Exhibit 7

Charter No. 1461

Comptroller of the Currency
Northeastern District

REPORT OF CONDITION CONSOLIDATING DOMESTIC AND FOREIGN SUBSIDIARIES OF Citibank, N.A. of New York in the State of New York, at the close of business on September 30, 2000, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.


ASSETS
Thousands of dollars
Cash and balances due from
         depository institutions:
Noninterest-bearing balances
         and currency and coin                                   $     8,554,000
Interest-bearing balances                                             15,678,000
Held-to-maturity securities                                                    0
Available-for-sale securities                                         38,563,000
Federal funds sold and securities purchased under
         agreements to resell                                          5,150,000
Loans and lease financing receivables:
         Loans and Leases, net of
         unearned income                                            $244,199,000
         LESS: Allowance for loan
         and lease losses                                              4,655,000
         Loans and leases, net of
         unearned income, allowance,
         and reserve                                                 239,544,000
Trading assets                                                        34,918,000
Premises and fixed assets (including
         capitalized leases)                                           3,875,000
Other real estate owned                                                  305,000
Investments in unconsolidated
         subsidiaries and associated
         companies                                                     1,214,000
Customers' liability to this bank
         on acceptances outstanding                                    1,364,000
Intangible assets                                                      5,935,000
Other assets                                                          13,898,000
TOTAL ASSETS                                                     $   368,998,000

LIABILITIES
Deposits:
In domestic offices                                              $    48,906,000
         Noninterest-bearing                                         $14,055,000
         Interest-bearing                                             34,851,000
In foreign offices, Edge and
         Agreement subsidiaries, and
         IBFs                                                        214,027,000
         Noninterest-bearing                                          13,763,000
         Interest-bearing                                            200,264,000
Federal funds purchased and
         securities sold under
         agreements to repurchase                                     11,479,000
Demand notes issued to the
         U.S. Treasury                                                         0







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
Trading liabilities                                                   24,753,000
Other borrowed money (includes
         mortgage indebtedness and
         obligations under capitalized
         leases):
         With a remaining maturity of one
         year or less                                                 12,574,000
         With a remaining maturity of more
         than one year through three years                             4,281,000
         With a remaining maturity of more
         than three years                                              2,544,000
Bank's liability on acceptances
         executed and outstanding                                      1,404,000
Subordinated notes and debentures                                      8,200,000
Other liabilities                                                     14,355,000
TOTAL LIABILITIES                                                $   342,523,000

EQUITY CAPITAL
Perpetual preferred stock
         and related surplus                                                   0
Common stock                                                     $       751,000
Surplus                                                               11,254,000
Undivided profits and capital reserves                                15,349,000
Net unrealized holding gains (losses)
         on available-for-sale securities                                 (8,000)
Accumulated net gains (losses)
         on cash flow hedges                                                   0
Cumulative foreign currency
         translation adjustments                                        (871,000)
TOTAL EQUITY CAPITAL                                             $    26,475,000
TOTAL LIABILITIES AND
         EQUITY CAPITAL                                          $   368,998,000

I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

ROGER W. TRUPIN
CONTROLLER

We, the undersigned directors, attest to the correctness of this Report of Condition.

We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


ALAN S. MacDonald
WILLIAM R. RHODES
VICTOR J. MENEZES
DIRECTORS